Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Triangle Petroleum Corporation:

We have audited the accompanying statement of revenues and direct operating expenses (the Statement) of properties acquired by Triangle USA Petroleum Corporation from Marathon Oil Company as described in note 1, for the year ended January 31, 2014, and the related notes to the Statement.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of this Statement in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses, of the properties acquired by Triangle USA Petroleum Corporation from Marathon Oil Company for the year ended January 31, 2014, in conformity with U.S. generally accepted accounting principles.

Basis of Accounting

We draw attention to note 1 of the Statement, which describes the basis of accounting. The Statement is prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 1 and is not intended to be a complete financial presentation of the properties acquired by Triangle USA Petroleum Corporation.

Other Matter

U.S. generally accepted accounting principles require that the Oil and Gas information contained in note 6 be presented to supplement the Statement. Such information, although not a part of the Statement, is required by the Financial Accounting Standards Board who considers it to be an essential part of financial reporting for placing the Statement in an appropriate operational, economic, or historical context. We have applied certain limited procedures to the required supplementary information in accordance with auditing standards generally accepted in the United States of America, which consisted of inquiries of management about the methods of preparing the information and comparing the information for consistency with management’s responses to our inquiries, the Statement, and other knowledge we obtained during our audit of the Statement. We do not express an opinion of provide any assurance on the information because the limited procedures do not provide us with sufficient evidence to express an opinion or provide any assurance.

/s/ KPMG LLP

Denver, Colorado
September 11, 2014

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES OF

PROPERTIES ACQUIRED BY TRIANGLE USA PETROLEUM CORPORATION

		For the Six Months Ended
	For the Year Ended	July 31,
	January 31, 2014	2014	2013
		(unaudited)
	(in thousands)

OPERATING REVENUES:
Oil, natural gas and natural gas liquids sales	$39,359	$13,453	$21,469
Total revenues	39,359	13,453	21,469

DIRECT OPERATING EXPENSES:
Production taxes	3,456	1,259	1,805
Lease operating expense	9,495	3,258	5,010
Gathering, transportation and processing	600	331	138
Total direct operating expenses	13,551	4,848	6,953

REVENUES IN EXCESS OF DIRECT OPERATING EXPENSES	$25,808	$8,605	$14,516

See accompanying notes to the Statement of Revenues and Direct Operating Expenses of Properties Acquired by Triangle USA Petroleum Corporation.

NOTES TO THE STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES OF
PROPERTIES ACQUIRED BY TRIANGLE USA PETROLEUM CORPORATION

1.                                BASIS OF PRESENTATION

On June 30, 2014, Triangle USA Petroleum Corporation, a wholly-owned subsidiary of Triangle Petroleum Corporation, (collectively referred to herein as “Triangle” or the “Company”), acquired from Marathon Oil Company (“MRO”) certain oil and gas leaseholds and related producing properties located in Williams County, North Dakota, Sheridan County, Montana, and Roosevelt County, Montana comprising approximately 41,100 net acres and various other related rights, permits, contracts, equipment and other assets (the “Acquisition” of the “Acquired Properties”) for approximately $90.4 million in cash, which included a net downward adjustment of $9.6 million for certain pre-closing adjustments.  Additional post-closing adjustments may be required.  The effective date for the Acquisition was January 1, 2014.

The accompanying Statement of Revenues and Direct Operating Expenses of the Properties acquired by Triangle USA Petroleum Corporation (the “Statement”) was based on carved-out financial information and data from MRO’s historical accounting records.  Because the Acquired Properties are not separate legal entities, the accompanying Statement varies from a complete income statement in accordance with accounting principles generally accepted in the United States of America in that it does not reflect certain expenses that were incurred in connection with the ownership and operation of the Acquired Properties including, but not limited to, general and administrative expenses, interest expense, and other indirect expenses.  These costs were not separately allocated to the Acquired Properties in the accounting records of MRO.  In addition, these allocations, if made using historical general and administrative structures, would not produce allocations that would be indicative of the historical performance of the Acquired Properties had they been Triangle’s properties due to the differing size, structure, operations and accounting policies of MRO and Triangle.  The accompanying Statement also does not include provisions for depreciation, depletion, amortization and accretion, as such amounts would not be indicative of the costs which Triangle will incur upon the allocation of the purchase price paid for the Acquired Properties.  For these reasons, the Statement is not indicative of the results of operations of the Acquired Properties on a going forward basis due to changes in the business and the omission of various operating expenses.  Furthermore, no balance sheet has been presented for the Acquired Properties because not all of the historical cost and related working capital balances are segregated or easily obtainable, nor has information about the Acquired Properties’ operating, investing and financing cash flows been provided for similar reasons.  Accordingly, the accompanying Statement is presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission (“SEC”) Regulation S-X.

The financial information for the six months ended July 31, 2014 and 2013 is unaudited.  In the opinion of management, this information contains all adjustments, consisting only of normal recurring accruals, necessary for a fair statement of the revenues and direct operating expenses for the periods presented in accordance with the indicated basis of presentation.  The revenues and direct operating expenses for interim periods are not necessarily indicative of the revenues and direct operating expenses for the full fiscal year, nor are they indicative of the results of operations of the Acquired Properties on a going forward basis for the reasons previously noted.

2.                                      USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

The preparation of this Statement in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the respective reporting periods.  Actual results may differ from the estimates and assumptions used in the preparation of the Statement.

3.                                      COMMITMENTS AND CONTINGENCIES

As represented by MRO in the Acquisition Agreement, there are no known claims, litigation or disputes pending as of the effective date of the Acquisition Agreement, or any matters arising in connection with indemnification, and neither Triangle nor MRO are aware of any legal, environmental or other commitments or contingencies that would have a material adverse effect on the Statement.

NOTES TO THE STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES OF
PROPERTIES ACQUIRED BY TRIANGLE USA PETROLEUM CORPORATION

4.                                      REVENUE RECOGNITION

Oil and gas revenue is recognized when production is sold to the purchaser at a fixed and determinable price, when delivery has occurred and title has transferred and the collectability of the revenue is probable.  Oil and gas revenue is recorded using the sales method.  There were no gas imbalances at July 31, 2014.

5.                                      DIRECT OPERATING EXPENSES

Direct operating expenses are recorded when the related liability is incurred.  Direct operating expenses include lease and gathering operating expenses, ad valorem taxes and production taxes.  Certain costs such as depletion, depreciation and amortization, accretion of asset retirement obligations, general and administrative expenses and interest expense were not allocated to the Acquired Properties.

6.                                      SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (unaudited):

Estimated quantities of proved oil and gas reserves of the Acquired Properties were derived from reserve estimates prepared by Triangle as of January 31, 2014 and January 31, 2013.  Estimates of proved reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price changes and other factors.  All of the Acquired Properties’ proved reserves are located in the continental United States.

Guidelines prescribed in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 932, Extractive Industries — Oil and Gas, have been followed for computing a standardized measure of future net cash flows and changes therein relating to estimated proved reserves.  Future cash inflows and future production and development costs are determined by applying prices and costs, including transportation, quality, and basis differentials, to the year-end estimated quantities of oil and gas to be produced in the future.  The resulting future net cash flows are reduced to present value amounts by applying a ten percent annual discount factor.  Future operating costs are determined based on estimates of expenditures to be incurred in producing the proved oil and gas reserves in place at the end of the period using year-end costs and assuming continuation of existing economic conditions, plus overhead incurred.  Future development costs are determined based on estimates of capital expenditures to be incurred in developing proved oil and gas reserves.

The assumptions used to compute the standardized measure are those prescribed by the FASB and the SEC.  These assumptions do not necessarily reflect Triangle’s expectations of actual revenues to be derived from those reserves, nor their fair value.  The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these reserve quantity estimates are the basis for the valuation process. Triangle emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries and undeveloped locations are more imprecise than estimates of established proved producing oil and gas properties.  Accordingly, these estimates are expected to change as future information becomes available.  The standardized measure excludes income taxes as the tax basis for the Acquired Properties could not be determined or reasonably estimated for the periods presented.  In addition, the tax basis of the Acquired Properties acquired by Triangle will differ from that of MRO so any tax provision is not relevant.

NOTES TO THE STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES OF
PROPERTIES ACQUIRED BY TRIANGLE USA PETROLEUM CORPORATION

The following information has been derived from the Acquired Properties’ historical production and January 31, 2014, reserve report prepared by the Company’s reserve engineers.  Production for the Acquired Properties have been added back to derive the prior year amounts.  There were no extensions or discoveries.

The following table sets forth information for the year ended January 31, 2014, with respect to changes in the Acquired Properties’ proved reserves:

	Crude Oil	Natural Gas
	(Mbbl)	(MMcf)

January 31, 2013	2,442	2,296
Revisions of previous estimates	84	(73)
Production	(417)	(242)
January 31, 2014	2,109	1,981

Proved developed reserves, included above:
January 31, 2013	2,442	2,296
January 31, 2014	2,109	1,981

The following values for the crude oil and natural gas reserves at January 31, 2014, are based on prices of $90.07 per bbl and $6.33 per MMBtu.  These prices were based on the 12-month arithmetic average of the first-day-of-the-month prices February 1, 2013 through January 31, 2014.  The crude oil pricing was based off the West Texas Intermediate price and natural gas pricing was based off the average prices in the Bakken.  All prices have been adjusted for transportation, quality and basis differentials.

The following summary sets forth the Acquired Properties’ future net cash flows relating to proved oil and gas reserves based on the standardized measure prescribed in ASC Topic 932:

January 31,
2014
(in thousands)

Future cash inflows	$202,452
Future production costs	(118,894)
Future net cash flows	83,558
10% discount factor	(26,970)
Standardized measure of discounted future net cash flows relating to proved reserves	$56,588

NOTES TO THE STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES OF
PROPERTIES ACQUIRED BY TRIANGLE USA PETROLEUM CORPORATION

The principal sources of changes in the standardized measure of discounted future net cash flows are:

For the Year Ended
January 31, 2014
(in thousands)

Standardized measure, beginning of period	$67,166
Sales, net of production costs	(25,816)
Net change in prices, net of production costs	5,799
Accretion of discount	9,439
Standardized measure, end of period	$56,588

7.             SUBSEQUENT EVENTS

We have evaluated subsequent events through September 11, 2014 and are not aware of any significant events that occurred subsequent to January 31, 2014 that would have a material impact on the statement of revenues and direct operating expenses of properties acquired by Triangle USA Petroleum Corporation.